UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 3, 2010 (July 28, 2010)

Asia Select Acquisition III Corp.
(Exact name of registrant as specified in its charter)

Delaware	000-53753	75-326881
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

300-1055 West Hastings Street Vancouver B.C. V6E 2E9 Canada	V6E2E9
(Address of principal executive offices)	(Zip Code)

(604) 689 – 0618
(Registrant’s telephone number, including area code)
None
(Former name or former address since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

Item 1.01	Entry into a Material Definitive Agreement.

On July 29, 2010, Asia Select Acquisition III Corp. (“we”, “us”, “our” or the “Company”) repurchased an aggregate of 1,542,858 shares (the “Shares”) of its common stock, par value $0.0001 per share (the “Common Stock”) from certain of its Shareholders for an aggregate purchase price equal to $3,086.00 (the “Repurchase”) pursuant to the terms and conditions contained in those certain separate repurchase agreements (the “Repurchase Agreement”).

The description of the Repurchase Agreement is a summary and is qualified in its entirety by the provisions of the Repurchase Agreement by and between the Company and each individual Shareholder, copies of which are attached hereto as Exhibits 10.1, 10.2 and 10.3.

Item 3.02	Unregistered Sales of Equity Securities.

On July 29, 2010, the Company sold 1,542,858 shares of Common Stock to Orient Venture Management Limited, a Hong Kong company (“Orient”).  The Company sold such shares of Common Stock to Orient for an aggregate purchase price equal to $3,086.00 (the “Sale of Stock”) and pursuant to the terms and conditions contained in that certain common stock purchase agreement (the “Purchase Agreement”).  The Company consummated the Sale of Stock under the exemption from registration provided by Section 4(2) of the Securities Act of 1933, as amended (the “Securities Act”).

The description of the Purchase Agreement is a summary and is qualified in its entirety by the provisions of the Purchase Agreement, a copy of which is attached hereto as Exhibit 10.4.

Item 4.01	Change in Registrant’s Certifying Accountant

(1)                (i)              On July 28, 2010, the Company dismissed AJ Robbins, P.C. (“AJ Robbins”) as its independent certifying public accountant.

(ii)             Since August 29, 2008 (inception) through March 31, 2010 and the interim period preceding the dismissal of AJ Robbins, AJ Robbins’ reports on the financial statements contained no adverse opinion or disclaimer of opinion, nor was it qualified or modified as to uncertainty, audit scope, or accounting principle, except for an explanatory paragraph relative to the Company’s ability to continue as a going concern.

(iii)            The dismissal was authorized and approved by the Board of Directors of the Company.

(iv)            Since August 29, 2008 (inception) through March 31, 2010 and the interim periods preceding the dismissal of AJ Robbins, there were no disagreement with AJ Robbins on any matters of accounting principles or practices, financial statement disclosure or auditing scope or procedure, which disagreement, if not resolved to the satisfaction of AJ Robbins, would have caused AJ Robbins to make reference to the subject of that disagreement in its reports on the Company’s financial statements.

The Company requested that AJ Robbins furnish it with a letter addressed to the Securities and Exchange Commission stating whether or not it agrees with the Company’s statements in this Item 4.01(1)(i), (ii) and (iv) filed with the Securities and Exchange Commission on August 3, 2010. A copy of the letter furnished by AJ Robbins in response to this request, dated the form 8-K August 3, 2010, is filed as Exhibit 16.1 to this Form 8-K.

(2)              On July 28, 2010, the Company engaged Saturna Group Chartered Accountants LLP (“Saturna”) as its new independent certifying public accountant.  The engagement of Saturna was approved by the Company’s Board of Directors. During the two most recent fiscal years and the interim period preceding the engagement of Saturna, the Company has not consulted with Saturna regarding either: (i) the application of accounting principles, (ii) the type of audit opinion that might be rendered by Saturna or (iii) any other matter that was the subject of disagreement between the Company and its former auditor as described in Item 304(a)(1)(iv) or a reportable event as described in Item 304(a)(1)(v) of Regulation S-K.

Item 9.01 Financial Statements and Exhibits.

     (d)  Exhibits:  The following exhibits are filed as part of this report:

Exhibit
Number	Description

10.1	Repurchase Agreement by and between the Company and Leanna Doane Holdings, LLC, dated July 29, 2010

10.2	Repurchase Agreement by and between the Company and Anthony Zhou, dated July 29, 2010

10.3	Repurchase Agreement by and between the Company and Asia Select Asset Management Limited, dated July 29, 2010

10.4	Common Stock Purchase Agreement by and between the Company and Orient, dated July 29, 2010

16.1	Letter to SEC from AJ Robbins, dated August 3, 2010

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ASIA SELECT ACQUISITION III CORP.

Date: August 3, 2010	By:	/s/ Min Kuang
Min Kuang
President